UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 26, 2021

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of such section, and is not deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01
Other Events.

On March 24, 2021, Blue Dolphin Energy Company, a Delaware corporation (“Blue Dolphin”), issued a press release announcing that the operator of its assets, Lazarus Energy Holdings, LLC (“LEH”), was awarded a contract with the Defense Logistics Agency (the “DLA”). Blue Dolphin’s wholly owned subsidiary, Lazarus Energy, LLC (“LE”), will supply LEH with all of the jet fuel required to fulfill the DLA contract. LE will provide JAA to LEH pursuant to a Jet Fuel Sales Agreement effective April 1, 2021. The one-year agreement will expire on the earliest to occur of March 31, 2022 plus a 30-day carryover or delivery of the maximum jet fuel quantity stipulated under LEH’s contract with the DLA. LEH bids on jet fuel contracts under preferential pricing terms due to its HUBZone certification.

Blue Dolphin also announced exploration of a potential pivot to renewable energy opportunities. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits.

99.1	Blue Dolphin Energy Company Press Release Issued March 24, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:
March 26, 2021

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Exhibit Index

99.1	Blue Dolphin Energy Company Press Release Issued March 24, 2021.